Exhibit 99.2

First Beeville Financial Corporation

Consolidated Financial Statements

March 31, 2019

First Beeville Financial Corporation

March 31, 2019

First Beeville Financial Corporation

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Cash and due from banks (including interest-bearing deposits of $1 in 2019 and 2018)	$48,959	$47,188
Interest-bearing deposits at the Federal Reserve Bank	11,107	8,987

Total cash and cash equivalents	60,066	56,175
Certificates of deposit in other banks	1,225	1,225
Investment securities available-for-sale	59,800	62,952
Loans receivable (net of allowance for loan losses of $3,568 in 2019 and $3,492 in 2018)	295,777	294,332
Federal Home Loan Bank stock, at cost	1,067	1,061
Accrued interest receivable	1,545	1,370
Foreclosed assets	1,359	1,359
Banking premises and equipment, net	7,036	7,177
Deferred federal income tax	651	995
Bank owned life insurance	7,903	7,859
Other assets	564	497

Total assets	$436,993	$435,002

Liabilities and Stockholders’ Equity
Liabilities
Deposits	$394,483	$394,837
Accrued interest payable	328	333
State income tax payable	28	23
Federal income tax payable	370	139
Dividends payable	1	—
Other liabilities	1,828	1,746

Total liabilities	397,038	397,078

Stockholders’ Equity
Common stock ($5 par value; 1,000,000 shares authorized; 93,946 shares issued)	470	470
Surplus	784	784
Retained earnings	41,834	40,222
Treasury stock, at cost (34,808 shares in 2019 and 2018)	(2,751)	(2,751)
Accumulated other comprehensive loss
Unrealized loss on securities available-for-sale (net of income taxes of $102 in 2019 and $213 in 2018)	(382)	(801)

Total stockholders’ equity	39,955	37,924

Total liabilities and stockholders’ equity	$436,993	$435,002

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	2

First Beeville Financial Corporation

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2019	2018
Interest and Dividend Income
Interest and fees on loans	$4,540	$3,722
Interest on mortgage-backed and related securities	153	148
Interest on investment account receivable
U.S. treasury securities	66	13
Federal agency securities	19	22
Tax-exempt municipals	97	99
Interest on deposits with banks	313	146
Dividend income	6	3

Total interest and dividend income	5,194	4,153

Interest Expense
Interest on deposits	554	386

Total interest expense	554	386

Net Interest Income	4,640	3,767
Provision for Loan Losses	80	205

Net Interest Income After Provision for Loan Losses	4,560	3,562

Noninterest Income
Service charges on deposit accounts	194	214
Other service charges and noninterest income	46	34
Bank owned life insurance income	44	45

Total noninterest income	284	293

Noninterest Expense
Salaries and employee benefits	1,493	1,303
Occupancy and equipment expense	279	268
Other expense	872	622

Total noninterest expense	2,644	2,193

Income Before Income Taxes	2,200	1,662
Income Tax Expense	469	354

Net Income	$1,731	$1,308

Earnings Per Share - Basic and Diluted (based on weighted average number of shares outstanding - 59,138 shares in 2019 and 2018)	$29.27	$22.12

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	3

First Beeville Financial Corporation

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net Income	$1,731	$1,308

Other Comprehensive Income (Loss), Net of Federal Income Tax
Net unrealized gain (loss) on securities available-for-sale	530	(668)
Reclassification adjustment for realized gains included in net income	—	—

Other comprehensive income (loss) before tax effect	530	(668)
Tax expense (benefit)	111	(140)

Other comprehensive income (loss), net of federal income tax	419	(528)

Comprehensive Income	$2,150	$780

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	4

First Beeville Financial Corporation

Consolidated Statements of Stockholders’ Equity

(Unaudited)

(Dollars in thousands, except share data)

						Accumulated
				Retained	Treasury	Other
	Common Stock					Comprehensive
	Shares	Amount	Surplus	Earnings	Stock	Income (Loss)	Total
Balance, January 1, 2018	93,946	$470	$784	$33,970	$(2,751)	$(264)	$32,209
Net income	—	—	—	1,308	—	—	1,308
Other comprehensive loss	—	—	—	—	—	(528)	(528)

Balance, March 31, 2018	93,946	$470	$784	$35,278	$(2,751)	$(792)	$32,989

Balance, January 1, 2019	93,946	$470	$784	$40,222	$(2,751)	$(801)	$37,924
Net income	—	—	—	1,731	—	—	1,731
Other comprehensive income	—	—	—	—	—	419	419
Dividends on common stock, $2.02 per share	—	—	—	(119)	—	—	(119)

Balance, March 31, 2019	93,946	$470	$784	$41,834	$(2,751)	$(382)	$39,955

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	5

First Beeville Financial Corporation

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Cash Flows From Operating Activities
Net income	$1,731	$1,308
Items not requiring (providing) cash
Depreciation	141	148
Provision for loan losses	80	205
Net amortization of investment securities	68	107
Deferred income taxes	233	—
Increase in cash surrender value of bank-owned life insurance	(44)	(45)
Changes in
Interest receivable	(175)	—
Other assets	(67)	439
Interest payable and other liabilities	77	(57)
Dividends payable	1	(444)
Federal income tax (receivable) payable	231	(855)
State income tax payable	5	5

Net cash provided by operating activities	2,281	811

Investing Activities
Purchases of available-for-sale securities	(5,996)	—
Proceeds from maturities of available-for-sale securities	9,610	2,514
Net change in loans	(1,525)	(10,660)
Purchase of premises and equipment	—	(118)
Purchase of Federal Home Loan Bank stock	(6)	(3)

Net cash provided by (used in) investing activities	2,083	(8,267)

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	6

First Beeville Financial Corporation

Consolidated Statements of Cash Flows (continued)

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Financing Activities
Net increase in non-certificate of deposits accounts	$2,991	$6,523
Net (decrease) increase in certificate of deposits accounts	(3,345)	985
Dividends paid	(119)	—

Net cash provided by (used in) financing activities	(473)	7,508

Increase in Cash and Cash Equivalents	3,891	52
Cash and Cash Equivalents, Beginning of Period	56,175	46,364

Cash and Cash Equivalents, End of Period	$60,066	$46,416

Supplemental Cash Flows Information
Interest paid	$560	$386
Income taxes paid	$8	$1,203

The accompanying notes are an integral part of these unaudited, consolidated financial statements.	7

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

First Beeville Financial Corporation (Company), is a bank-holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, The First National Bank of Beeville (Bank) and the Bank’s wholly-owned subsidiary, FNB Asset Management, LLC. The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers through its main office in Beeville, Texas, its full-service branch banks in Yorktown and Seguin, Texas, and its loan production offices in New Braunfels, Corpus Christi and Karnes City, Texas. The Bank’s subsidiary manages and holds foreclosed assets that were transferred to it by the Bank until their ultimate disposition. The Company and Bank are subject to competition from other financial institutions. The Company and Bank are subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

Basis of Presentation

The consolidated financial statements include the accounts of the Company, Bank and real estate subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Operating results for the period ended March 31, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019, and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2018.

In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for the fair presentation of these consolidated financial statements have been included. The preparation of financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expense during the reporting periods and the related disclosures. Although management’s estimates and assumptions are based on current expectations, estimates, forecasts and projections about the future performance of the Company, such estimates and assumptions are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult for the Company to assess. Operating results for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year or any future period.

8

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held-for-sale, management obtains independent appraisals for significant properties.

Accounting Policies Recently Adopted and Pending Accounting Pronouncements

Accounting Standards Update (ASU) 2018-09, “Codification Improvements.” Issued in July 2018, ASU No. 2018-09 makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 will be effective in annual periods beginning after December 15, 2018. Management is currently evaluating the effects the adoption of ASU 2018-09 will have on the consolidated financial statements, results of operations and cash flows.

ASU 2017-08, “Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.” Issued in March 2017, ASU 2017-08 amends the amortization period for certain purchased callable debt securities held at a premium. In particular, the amendments in ASU 2017-08 require the premium to be amortized to the earliest call date. The amendments do not, however, require an accounting change for securities held at a discount; instead, the discount continues to be amortized to maturity. Notably, the amendments in this ASU more closely align the amortization period of premiums and discounts to expectations incorporated in market pricing on the underlying securities. Securities within the scope of ASU 2017-08 are purchased debt securities that have explicit, non-contingent call features that are callable at fixed prices and on preset dates. The amendments of ASU 2017-08 become effective for public entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, and for other entities for periods beginning after December 15, 2019. The Company has adopted this standard and it did not have a material impact to the Company’s consolidated financial statements.

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” Issued in June 2016, ASU 2016-13 will add FASB ASC Topic 326, “Financial Instruments-Credit Losses” and finalizes amendments to FASB ASC Subtopic 825-15, “Financial Instruments-Credit Losses.” The amendments of ASU 2016-13 are intended to provide financial statement users with more decision-useful information related to expected credit losses on financial instruments and other commitments to extend credit by replacing the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. The amendments of ASU 2016-13 eliminate the probable initial recognition threshold and, in turn, reflect an entity’s current estimate of all expected credit losses. ASU 2016-13 does not specify the method for measuring expected credit losses, and an entity is allowed to apply methods that reasonably reflect its expectations of the credit loss estimate. Additionally, the amendments of ASU 2016-13 require that credit losses on available-for-sale debt securities be presented as an allowance rather than as a write-down. The amendments of ASU 2016-13 are effective for public entities for interim and annual periods beginning after December 15, 2019, and for all other entities for annual and interim periods beginning after December 15, 2021. Earlier application is permitted for interim and annual periods beginning after December 15, 2018. Management believes the amendments in this update will have an impact on the Company’s consolidated financial statements and is working to evaluate the significance of that impact.

9

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

ASU 2016-02, “Leases (Topic 842).” Issued in February 2016, ASU 2016-02 was issued by the FASB to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU 2016-02 will, among other things, require lessees to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The amendments of ASU 2016-02 are effective for public entities for interim and annual periods beginning after December 15, 2018, and for other entities for periods beginning after December 15, 2019. The adoption of this ASU will result in an increase to the consolidated balance sheets for right-of-use assets and associated lease liabilities for operating leases in which the Company is the lessee. Additionally, in July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU No. 2018-11, Leases, Targeted Improvements. The amendments in these updates provide additional clarification and implementation guidance on certain aspects of ASU 2016-02 and have the same effective date and transition requirements as ASU 2016-02. Specifically, ASU 2018-11 creates an additional transition method option allowing entities to record a cumulative effect adjustment to opening retained earnings in the year of adoption. FASB also issued ASU 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors in December 2018 that clarifies how to apply the new leases standard when accounting for sales taxes, certain lessor costs, and certain requirements related to variable payments in contracts. Implementation of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” Issued in May 2014, ASU 2014-09 will add FASB ASC Topic 606, “Revenue from Contracts with Customers,” and will supersede revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition,” as well as certain cost guidance in FASB ASC Topic 605-35, “Revenue Recognition – Construction-Type and Production-Type Contracts.” ASU 2014-09 provides a framework for revenue recognition that replaces the existing industry and transaction specific requirements under the existing standards. ASU 2014-09 requires an entity to apply a five-step model to determine when to recognize revenue and at what amount. The model specifies that revenue should be recognized when (or as) an entity transfers control of goods or services to a customer at the amount in which the entity expects to be entitled. Depending on whether certain criteria are met, revenue should be recognized either over time, in a manner that depicts the entity’s performance, or at a point in time, when control of the goods or services are transferred to the customer. ASU 2014-09 provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. In addition, the existing requirements for the recognition of a gain or loss on the transfer of non-financial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement in ASU 2014-09. The amendments of ASU 2014-09 may be applied either retrospectively to each prior

10

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. If the transition method of application is elected, the entity should also provide the additional disclosures in reporting periods that include the date of initial application of (1) the amount by which each financial statement line item is affected in the current reporting period, as compared to the guidance that was in effect before the change, and (2) an explanation of the reasons for significant changes. ASU 2015-14, “Revenue from Contracts with Customers (Topic 606)-Deferral of the Effective Date,” issued in August 2015, defers the effective date of ASU 2014-09 by one year. ASU 2015-14 provides that the amendments of ASU 2014-09 become effective for public business entities for fiscal years beginning after December 15, 2017, and for private companies for fiscal years beginning after December 15, 2018. All subsequently issued ASU’s which provide additional guidance and clarifications to various aspects of FASB ASC Topic 606 will become effective when the amendments of ASU 2014-09 become effective. These subsequently issued ASU’s include ASU 2016-08 “Revenue from Contracts with Customers (Topic 606)-Principal versus Agent Considerations,” ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)-Identifying Performance Obligations and Licensing,” and ASU 2016-12 “Revenue from Contracts with Customers (Topic 606)-Narrow Scope Improvements and Practical Expedients.” These amendments clarify the main provisions of ASU-2014-09 with respect to specific revenue types based upon implementation questions submitted. Specifically, revenue in which a third party satisfies a portion of the performance obligations, revenue from licensing activities, and the assessment of collectability, treatment of sales taxes, non-cash consideration, and contract modifications at transition. Management has elected to adopt this ASU using the private company effective date and has completed an analysis to determine which revenue streams are within the scope of ASU 2014-09 and the related clarifying ASUs and has determined that interest income and revenue generated from transfers and servicing of financial instruments, specifically, gain on sale of loans and servicing fees are out of scope. Implementation of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

Note 2: Restrictions on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. At March 31, 2019 and December 31, 2018, the required reserves totaled $10,177 and $4,702, respectively.

11

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 3: Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses of available-for-sale securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
March 31, 2019
U.S. Government and government-sponsored enterprises (GSE) securities	$15,029	$24	$5	$15,048
Tax-exempt municipal securities	18,562	32	158	18,436
U.S. Government and GSE mortgage-backed securities	26,693	26	403	26,316

Total	$60,284	$82	$566	$59,800

December 31, 2018
U.S. Government and GSE securities	$15,016	$15	$9	$15,022
Tax-exempt municipal securities	20,988	2	387	20,603
U.S. Government and GSE mortgage-backed securities	27,962	9	644	27,327

Total	$63,966	$26	$1,040	$62,952

The amortized cost and fair value of available-for-sale securities at March 31, 2019, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$13,608	$13,603
Due in one to five years	14,449	14,446
Due in five to ten years	5,534	5,435

Total investment securities	33,591	33,484
U.S. Government and GSE mortgage-backed securities	26,693	26,316

Total	$60,284	$59,800

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $56,800 and $61,970 at March 31, 2019 and December 31, 2018, respectively.

12

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

There were no sales of available-for-sale securities during 2019 or 2018.

Certain investments in debt securities are reported in the consolidated financial statements at an amount less than their historical cost. Total fair value of these investments at March 31, 2019 and December 31, 2018, was $45,937 and $57,577, respectively, which is approximately 77 percent and 91 percent, respectively, of the Company’s available-for-sale investment portfolio. The unrealized losses are largely due to increases in market interest rates over the yield available at the time the underlying securities were purchased.

Except as discussed below, management believes the declines in fair value for these securities are temporary.

The following tables show the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2019 and December 31, 2018:

	March 31, 2019
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale securities
U.S. Government and GSE securities	$7,995	$3	$2,027	$2	$10,022	$5
Tax-exempt municipal securities	—	—	12,835	158	12,835	158
U.S. Government and GSE mortgage-backed securities	—	—	23,080	403	23,080	403

Total	$7,995	$3	$37,942	$563	$45,937	$566

	December 31, 2018
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale securities
U.S. Government and GSE securities	$12,991	$6	$1,010	$3	$14,001	$9
Tax-exempt municipal securities	7,025	43	13,072	344	20,097	387
U.S. Government and GSE mortgage-backed securities	2,513	54	20,966	590	23,479	644

Total	$22,529	$103	$35,048	$937	$57,577	$1,040

13

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

U.S. Government and GSE Securities

The unrealized losses on the Company’s investments in direct obligations of the U.S. government and GSEs were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at March 31, 2019.

Tax-exempt Municipal Securities

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by changes in interest rates and illiquidity. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at March 31, 2019.

U.S. Government and GSE Mortgage-Backed Securities

The unrealized losses on the Company’s investment in mortgage-backed securities issued by the U.S. government and GSEs were caused by interest rate increases. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at March 31, 2019.

14

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 4: Loans and Allowance for Loan Losses

Categories of loans at March 31, 2019 and December 31, 2018, include:

	March 31, 2019	December 31, 2018
Commercial loans	$26,884	$27,531
Agricultural loans	8,439	7,531
Real estate loans	263,135	261,928
Installment and consumer term loans	1,782	1,709
Other loans (virtual and ready credit)	75	77
Overdrafts	33	41

Gross loans	300,348	298,817
Less
Net deferred loan fees and costs	(1,003)	(993)
Allowance for loan losses	(3,568)	(3,492)

Net loans	$295,777	$294,332

15

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

The following tables present the balance in the allowance for loan losses for the periods ended March 31, 2019 and 2018.

	March 31, 2019
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance for Loan Losses
Balance, beginning of period	$225	$67	$3,182	$18	$3,492
Provision for loan losses	30	6	43	1	80
Losses charged-off	—	—	—	(6)	(6)
Recoveries	—	—	—	2	2

Balance, end of period	$255	$73	$3,225	$15	$3,568

	March 31, 2018
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance for Loan Losses
Balance, beginning of period	$246	$69	$2,794	$19	$3,128
Provision for loan losses	—	—	202	3	205
Losses charged-off	—	—	(225)	(4)	(229)
Recoveries	—	—	7	1	8

Balance, end of period	$246	$69	$2,778	$19	$3,112

The following tables present the balance in the allowances for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of March 31, 2019 and December 31, 2018:

	March 31, 2019
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance Balances
Ending balance individually evaluated for impairment	$—	$—	$—	$—	$—
Ending balance collectively evaluated for impairment	255	73	3,225	15	3,568

Ending balance	$255	$73	$3,225	$15	$3,568

Loans
Ending balance individually evaluated for impairment	$—	$—	$—	$—	$—
Ending balance collectively evaluated for impairment	26,884	8,439	263,135	1,890	300,348

Ending balance	$26,884	$8,439	$263,135	$1,890	$300,348

16

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

	December 31, 2018
	Commercial	Agricultural	Real Estate	Consumer	Total
Allowance Balances
Ending balance individually evaluated for impairment	$—	$—	$—	$—	$—
Ending balance collectively evaluated for impairment	225	67	3,182	18	3,492

Ending balance	$225	$67	$3,182	$18	$3,492

Loans
Ending balance individually evaluated for impairment	$—	$—	$1,235	$—	$1,235
Ending balance collectively evaluated for impairment	27,531	7,531	260,693	1,827	297,582

Ending balance	$27,531	$7,531	$261,928	$1,827	$298,817

17

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

The risk characteristics of the Bank’s material portfolio segments are as follows:

Commercial Loans – The commercial loan portfolio consists of loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchase or other expansion projects. Commercial loans are underwritten to assure an ability to repay the indebtedness without relying primarily on the collateral. The underwriting process includes gaining an understanding of the borrower’s ability to operate their business profitably, then analyzing and forming a conclusion on the adequacy of their cash flow and financial stability in relation to their ability to service the indebtedness.

Real Estate Loans – The real estate loan portfolio consists of residential loans for single-family and multi-family properties, construction and land development loans, loans secured by farmland and other commercial real estate loans. Real estate loans, for commercial purposes as well as agricultural and residential purposes, are underwritten in much the same way as a commercial loan. Analyzing the borrower’s ability to service the indebtedness from estimated cash flows and structuring the payment streams to match such cash flow is integral to the success of loan repayment. The Bank has set boundaries within its policies that prohibit and/or limit speculative real estate investment loans and development loans due to the inherent risks in these types of loans. Trade territories have been established for the Bank as a whole and the majority of real estate loans are within these established trade territories. Lending beyond these areas is allowed on a limited basis when dealing with a seasoned customer who has established history with the Bank.

Agriculture Loans – Agriculture loans are another segment of the loan portfolio, and financial analysis similar to that performed on commercial loans is performed on all agriculture loans. This portfolio includes loans to farming operations by providing annual lines of credit for expenditures incurred up until and through harvest. Livestock production loans also make up a portion of the portfolio, whereby loans are structured to match the income stream generated from the livestock with maturities that fully amortize within the production life expectancy of the livestock. Equipment loans are also provided, with borrower equity injection being a critical requirement along with cash flow for debt service.

Consumer Loans – Consumer loans are also generated by the Bank, with analysis being based on the consumer’s income as compared to all debt and taking into consideration the consumer’s credit report score which is based upon prior performance with other creditors. The consumer’s income and credit report supplement the judgmental process used in consumer lending. The Bank presently has an established indirect lending program, which is monitored closely and for which special reserves are established.

Internal Risk Categories

The risk rating system for the Bank is based upon the judgmental and credit analysis process that loan officers perform in conjunction with the Officers Loan Committee’s and Directors Loan Committee’s review process. The substantial majority of all loans made by the Bank are considered pass credits at the inception of the loan based upon underwriting standards and analysis of the cash flow, collateral and creditworthiness of the customers in accordance with adopted policies and regulatory guidelines.

For loans that develop delinquencies or that evidence the development of serious deficiencies in cash flow, credit quality, collateral deficiencies, past delinquencies or other derogatory criteria, ongoing monitoring is performed. This is achieved through daily and weekly past due reports, weekly technical exceptions reports, daily account overdraft monitoring, as well as monthly classified loans list review and quarterly loan loss allowance evaluations and action plans.

Loans that reach a past-due status ranging from 60 to 90 days delinquency or that are in the final stages of demand and acceleration, are in bankruptcy or loans that display other negative trends or characteristics of deterioration in credit quality or collateral coverage are coded with a substandard loan rating. This loan rating carries a higher reserve allocation of 4 percent based upon the Bank’s historical loan migration loss factor; however, the loan is not categorized as impaired until it reaches a status of non-accrual or is deemed to be impaired as to full collectability. Loan officers are responsible for timely identification of the deterioration of credits and the need to classify them more severely than pass.

18

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Impaired loans are carried as line items on the classified and impaired loans list for monitoring and for calculation of the reserve factor. Specific reserves are established when necessary and are based either upon the fair market value of the collateral if the loan is collateral dependent or on the best estimate of discounted cash flows when there is insufficient collateral coverage. All non-accrual loans are considered impaired.

The classifications for loans demonstrating some form of credit quality weakness or deficiency include Watch, Other Assets Especially Mentioned (OAEM), Substandard and Doubtful. The classification of a credit is determined according to the following definitions:

Non-Classified/Pass – Non-classified loans are not considered a greater-than-normal risk. (This rating may also be referred to as pass.) Performing loans for which the borrower demonstrates the ability to repay its obligations and the collateral value generally exceeds the loan amount.

Watch – Assets in this category are adequately protected by either collateral values or sound net worth and capacity of the obligor to meet the indebtedness; however, it has been determined that there may be some risks or weaknesses, (i.e., recent past dues, overdrafts or negative trends in earnings) but such potential weaknesses are not yet significant, but there is increased risk for deterioration in the credit. The classification is solely for the purpose of providing management a monthly monitoring tool.

Other Assets Especially Mentioned (OAEM) – A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – An asset classified doubtful has all the weaknesses inherent in one classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. At December 31, 2018, all assets classified as doubtful were impaired. There were no doubtful or impaired loans at March 31, 2019.

19

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

The following tables present the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity as of March 31, 2019 and December 31, 2018:

	March 31, 2019
	Commercial	Agricultural	Real Estate	Consumer	Total
Rating
Pass	$26,318	$8,415	$259,442	$1,889	$296,064
Watch	566	—	1,715	—	2,281
OAEM	—	—	734	—	734
Substandard	—	24	1,244	1	1,269

Total	$26,884	$8,439	$263,135	$1,890	$300,348

	December 31, 2018
	Commercial	Agricultural	Real Estate	Consumer	Total
Rating
Pass	$26,985	$7,507	$254,873	$1,825	$291,190
Watch	546	—	5,061	—	5,607
OAEM	—	—	740	—	740
Substandard	—	24	19	2	45
Impaired	—	—	1,235	—	1,235

Total	$27,531	$7,531	$261,928	$1,827	$298,817

20

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

The following tables present the Bank’s loan portfolio aging analysis of the recorded investment in loans as of March 31, 2019 and December 31, 2018:

	March 31, 2019
	30-89 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90-Days & Accruing
Commercial loans	$67	$—	$—	$67	$26,817	$26,884	$—
Agricultural loans	—	—	—	—	8,439	8,439	—
Real estate loans	1,200	—	—	1,200	261,935	263,135	—
Consumer loans	2	—	—	2	1,888	1,890	—

Total	$1,269	$—	$—	$1,269	$299,079	$300,348	$—

	December 31, 2018
	30-89 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90-Days & Accruing
Commercial loans	$6	$—	$—	$6	$27,525	$27,531	$—
Agricultural loans	—	—	—	—	7,531	7,531	—
Real estate loans	198	—	—	198	261,730	261,928	—
Consumer loans	6	—	—	6	1,821	1,827	—

Total	$210	$—	$—	$210	$298,607	$298,817	$—

The following table presents impaired loans at December 31, 2018. There were no impaired loans at March 31, 2019.

December 31, 2018
	Recorded Investment	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Recognized Cash Basis
Loans without a specific valuation allowance
Commercial loans	$—	$—	$—	$—	$—	$—
Agricultural loans	—	—	—	—	—	—
Real estate loans	1,235	1,235	—	826	57	—
Consumer loans	—	—	—	—	—	—
Loans with a specific valuation allowance
Commercial loans	—	—	—	—	—	—
Agricultural loans	—	—	—	—	—	—
Real estate loans	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total	$1,235	$1,235	$—	$826	$57	$—

21

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

There were no material troubled debt restructurings for the period ended March 31, 2019 or December 31, 2018.

Note 5: Lines of Credit

FHLB Line of Credit

At March 31, 2019 and December 31, 2018, the Bank had a revolving line of credit with no expiration and a maximum available limit of $139,820 and $132,252, respectively. There were no funds borrowed against this line at March 31, 2019 or December 31, 2018. The line is collateralized by all FHLB stock and a blanket lien on certain commercial and residential mortgage loans. The line of credit bears interest at a daily variable rate which is set by the FHLB.

Frost Bank Line of Credit

At March 31, 2019 and December 31, 2018, the Bank had available a $6,000 revolving line of credit that expires in 2019. At March 31, 2019 and December 31, 2018, there were no funds borrowed against this line. The line is not collateralized at March 31, 2019. The line of credit bears interest at a daily variable rate which is set by Frost Bank.

At March 31, 2019 and December 31, 2018, the Company had available a revolving line of credit of $500 and $666, respectively. The available credit line decreases quarterly until maturity in 2019. At March 31, 2019 and December 31, 2018, there were no funds borrowed against this line. The line of credit is collateralized by 120,000 shares of Bank stock at March 31, 2019.

The Independent Bankers’ Bank (TIB) Line of Credit

At March 31, 2019 and December 31, 2018, the Bank had available a $6,000 revolving line of credit with an open-ended term, which can be terminated by either party at any time. There were no funds borrowed against this line at March 31, 2019 or December 31, 2018. The line is collateralized by securities as applicable. The line of credit bears interest at a daily variable rate which is set by TIB.

22

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 6: Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of March 31, 2019 and December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2019 and December 31, 2018, the most recent notification from the Office of the Comptroller of the Currency (OCC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier I risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

23

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

The Bank’s actual capital amounts and ratios are also presented in the following table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2019
Total risk-based capital (to risk-weighted assets)	$43,825	14.07%	$32,710	10.500%	$31,152	10.00%
Tier I capital (to risk-weighted assets)	$40,257	12.92%	$26,479	8.500%	$24,922	8.00%
Common equity Tier 1 capital (to risk-weighted assets)	$40,257	12.92%	$21,807	7.000%	$20,249	6.50%
Tier I capital (to average assets)	$40,257	9.34%	$17,236	4.000%	$21,545	5.00%
As of December 31, 2018
Total risk-based capital (to risk-weighted assets)	$42,147	13.49%	$30,858	9.875%	$31,248	10.00%
Tier I capital (to risk-weighted assets)	$38,655	12.37%	$24,608	7.875%	$24,999	8.00%
Common equity Tier 1 capital (to risk-weighted assets)	$38,655	12.37%	$19,921	6.375%	$20,311	6.50%
Tier I capital (to average assets)	$38,655	9.17%	$16,864	4.000%	$21,080	5.00%

The above minimum capital requirements include the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer is being phased in from zero percent for 2015 to 2.50 percent by 2019. The capital conservation buffer was 2.50 percent at March 31, 2019 and 1.875 percent at December 31, 2018. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital.

Basel III Capital Rules

In July 2013, the three federal bank regulatory agencies jointly published final rules (the Basel III Capital Rules) establishing a new comprehensive capital framework for U.S. banking organizations. The rules implement the Basel Committee’s December 2010 framework known as “Basel III” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. These rules substantially revise the risk-based capital requirements applicable to bank holding companies and depository institutions, compared to the current U.S. risk-based

24

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

capital rules. The Basel III Capital Rules define the components of capital and address other issues affecting the numerator in banking institutions’ regulatory capital ratios. These rules also address risk weights and other issues affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing risk-weighting approach with a more risk-sensitive approach. The Basel III Capital Rules were effective for the Bank on January 1, 2015 (subject to a four-year phase-in period).

The Basel III Capital Rules, among other things, (i) introduce a new capital measure called “Common Equity Tier 1” (CET1), (ii) specify that Tier 1 capital consist of CET1 and “Additional Tier 1 Capital” instruments meeting specified requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital and (iv) expand the scope of the deductions/adjustments as compared to existing regulations.

Note 7: Related-party Transactions

At March 31, 2019 and December 31, 2018, the Company had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of $6,449 and $6,466, respectively.

A summary of those transactions follows:

	Three Months Ended March 31,			Year Ended December 31,
	2019			2018
	Current	Unfunded	Total	Current	Unfunded	Total
Beginning balance	$5,351	$1,115	$6,466	$5,401	$1,060	$6,461
New loans	70	—	70	491	55	546
Repayments	(73)	(14)	(87)	(541)	—	(541)

Ending balance	$5,348	$1,101	$6,449	$5,351	$1,115	$6,466

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Deposits from related parties held by the Company at March 31, 2019 and December 31, 2018, totaled $2,354 and $2,450 respectively.

25

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 8: Stock Appreciation Rights Plan

The Company maintains a Stock Appreciation Rights Plan (SAR Plan) for select members of the Company’s management team. This Plan grants participants the right to the appreciation in the book value of a stated number of shares of the common stock of the Company. The Company had granted SARs on 3,500 shares at March 31, 2019 and December 31, 2018. The Company accrued $846 and $777 related to the agreements at March 31, 2019 and December 31, 2018, respectively. Total expenses of the Plan amounted to $70 and $226 for the three months and year ended March 31, 2019 and December 31, 2018, respectively. The SARs are required to be settled in cash.

The stock appreciation rights agreements contain change of control provisions that provide for immediate vesting of the units outstanding and a defined redemption value for each unit. Should the Company complete its pending sale under the definitive agreement with Spirit of Texas Bancshares, Inc., described in Note 14, it would trigger the change of control provisions in the agreements. Based on the sales price in the definitive agreement, the payments to be made for the outstanding units is estimated to be $2,437.

Note 9: Change in Control Agreement

In 2013, the Company entered into an agreement with the CEO which entitles the CEO to receive payment upon a change of control. The payment amount per the agreement is equal to 2.99 times the CEO’s average annual compensation for the three calendar years preceding the calendar year in which the change in control occurs and is payable in a lump sum within 30 days following the change in control.

Note 10: Commitments and Credit Risk

The Company grants commercial, consumer and residential loans to customers primarily located in the south central Texas region. The Company’s primary market area is comprised of Bee, Dewitt and Guadalupe and surrounding counties, along with Loan Production Offices located in Comal, Karnes and Nueces counties. Although the Company has a diversified loan portfolio, the Company has concentrations of credit risk in the real estate market and is dependent on general economic conditions in the Company’s geographic market area.

Commitments to Originate Loans and Lines of Credit

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

26

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line of credit may expire without being drawn upon, the total unused lines of credit do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At March 31, 2019 and December 31, 2018, the Company had outstanding commitments to originate loans and unused lines of credit aggregating $24,977 and $27,626, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. The majority of commitments are at a floating market rate of interest.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third-party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under non-financial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Fees for letters of credit issued are initially recorded by the Company as revenue and are included in earnings at the origination of the respective agreements.

Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid. The Company had total outstanding standby letters of credit amounting to $430 and $405, at March 31, 2019 and December 31, 2018, respectively, with terms ranging from 30 days to 15 months.

27

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 11: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Recurring Measurements

The tables on the following page presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at March 31, 2019 and December 31, 2018:

28

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

		Fair Value Measurements Using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
March 31, 2019
Available-for-sale securities
U.S. Government and GSE securities	$15,048	$—	$15,048	$—
Tax-exempt municipal securities	18,436	—	18,436	—
U.S. Government and GSE mortgage-backed securities	26,316	—	26,316	—

	$59,800	$—	$59,800	$—

		Fair Value Measurements Using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2018
Available-for-sale securities
U.S. Government and GSE securities	$15,022	$—	$15,022	$—
Tax-exempt municipal securities	20,603	—	20,603	—
U.S. Government and GSE mortgage-backed securities	27,327	—	27,327	—

	$62,952	$—	$62,952	$—

Following is a description of the inputs and valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the period ended March 31, 2019 or December 31, 2018.

29

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. Government and GSE debt and mortgage-backed securities. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. Currently, all of the Company’s securities are classified in Level 2 of the hierarchy.

Third-party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the financial institution industry to value investment securities without relying exclusively on quoted prices for specific investment securities, but rather relying on the investment securities’ relationship to other benchmark quoted investment securities. Matrix pricing is utilized in the valuation of the U.S. Government and GSE debt and mortgage-backed securities.

Nonrecurring Measurements

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2018:

Fair Value Measurements Using
Quoted
Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
December 31, 2018
Collateral dependent impaired loans	$1,235	$—	$—	$1,235

	$1,235	$—	$—	$1,235

30

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by the controller’s office. Appraisals are reviewed for accuracy and consistency by the controller’s office. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by the controller’s office by comparison to historical results.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements other than goodwill at December 31, 2018.

	Fair Value at December 31, 2018	Valuation Technique	Unobservable Inputs	Range
Collateral dependent impaired loans	$1,235	Market comparable properties	Marketability discount	10% - 15%

There were no assets or liabilities measured at fair value on a nonrecurring basis at March 31, 2019.

Transfers in and out of Level 1 (quoted market prices), Level 2 (other significant observable inputs) and Level 3 (significant unobservable inputs) are recognized on the actual transfer date. There were no transfers between fair value hierarchy levels during 2019 or 2018.

31

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 12: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Estimates related to the value of the Company’s stock used in the Company’s SAR Plan are discussed in Note 8.

Investments

The Company invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying consolidated balance sheets.

Note 13: Basic and Diluted Earnings per Common Share

For the three months ended March 31, 2019 and 2018, the Company did not have any dilutive securities. This results in the dilutive EPS being equivalent to the basic EPS. Treasury stock shares are not deemed outstanding for earnings per share calculations. The following table presents the computation of basic and diluted EPS:

	Three months ended March 31,
	2019	2018
Net income available to common stockholders	$1,731	$1,308

Weighted average number of common shares - basic and diluted	59,138	59,138

Basic and diluted earnings per common share	$29.27	$22.12

Note 14: Agreement with Spirit of Texas Bancshares, Inc.

On November 27, 2018, the Company and Spirit of Texas Bancshares, Inc. (Spirit) entered into an Agreement and Plan of Reorganization providing for the merger of the Company with and into Spirit, with Spirit the surviving corporation in the merger, and the merger of the Bank with and into Spirit, with Spirit of Texas Bank the surviving banking corporation. If the merger is completed, holders of the Company’s stock will receive a total of 1,579,268 shares of Spirit’s common stock and an estimated $32.4 million in cash, subject to certain adjustments. The merger was completed in the second quarter of 2019.

32

First Beeville Financial Corporation

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands, except share data)

Note 15: Subsequent Events

Completion of Merger with Spirit of Texas Bancshares, Inc.

On April 2, 2019, Spirit completed its acquisition of the Company. With the transaction, the Company’s shareholders received approximately $32.4 million in cash and 1,579,268 shares of Spirit common stock. In connection with the completion of the acquisition, payments of $2,625 were made related to the change of control provision for the Company’s stock appreciation rights as discussed in Note 8 and payment of $1,359 was made related to the change of control agreement with the CEO as discussed in Note 9.

33